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                                                                   EXHIBIT 10.11


                               OMNI GEOPHYSICAL, L.L.C.
                                         AND
                                     DAVID CRAYS


                                   OPTION AGREEMENT


               THIS OPTION AGREEMENT (the "Option Agreement"or the "Agreement") is made and entered into on the 24th day of April, 1997 by and between OMNI GEOPHYSICAL, L.L.C., a Louisiana limited liability company ("Omni"), and DAVID CRAYS ("Crays").

                                 W I T N E S S E T H:

               WHEREAS, Omni desires to employ Crays as a Vice President and its Chief Financial Officer; and

               WHEREAS, in order to attract and retain Crays as its Chief Financial Officer, Omni is willing to grant Crays options to acquire 516 of its Common Units upon the terms and conditions described herein.

               NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Crays and Omni hereby promise, covenant and agree as follows:

               1. GRANT OF OPTION. Omni hereby irrevocably grants to Crays the right and option (the "Option") to purchase 516 of its Common Units (the "Common Units") on the terms and conditions herein set forth. As of the date of this Agreement, there are 103,263 Common Units outstanding.

               2. OPTION PRICE. The purchase price for each Common Unit subject to the Option shall be Two Hundred Forty-Two and 25/100 Dollars ($242.25) per Common Unit.

               3. TERM OF OPTION; TRANSFERABILITY. The term of the Option shall be from the date of this Agreement through and including April 30, 2007. The right to purchase Common Units under the Option shall vest and become effective as described in Section 5 of this Option Agreement. Crays shall not have any rights of a member of Omni with respect to the Common Units subject to this Option until the option is exercised and the sale of the Common Units subject to the Option is closed as provided herein. The Option and all of Crays' rights herein are nontransferable. The Option and the right to acquire Common Units pursuant to the Option shall be completely forfeited if Crays attempts or actually transfers, or otherwise disposes of the Option in contravention of Section 8 of this Option Agreement.

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               4.   METHOD OF EXERCISING OPTION. Subject to the terms and
          conditions of this Agreement, the Option may be exercised by written notice to Omni, at P.O. Box 3761, Lafayette, Louisiana 70502. Such written notice shall state the election of Crays to exercise the Option, shall set forth the number of Common Units he wishes to purchase pursuant to the Option and shall be considered to be given by Crays for purposes of this Option Agreement when such notice is deposited in the United States mail, certified mail, return receipt requested, with postage prepaid, to the address described above. Such written notice shall fix a closing date which is not more than thirty
          (30) days from the date such notice shall be given by Crays for the payment of the full purchase price of any Common Units being acquired pursuant to the exercise of the Option at a closing of the transaction at Omni's principal offices at that time. Payment of such purchase price shall be made by cashier's check or certified check payable to the order of Omni or in immediately available funds. At the closing of the transaction, Omni agrees to execute and, if deemed necessary by Omni's counsel, to cause each of its members to execute, an amendment to its Operating Agreement in order to effect the transfer of the acquired Common Units to Crays.

               5. VESTING. The Options shall vest and become fully earned and nonforfeitable during the period commencing with the date of this Option Agreement and ending on the third (3rd) anniversary of the date of this Agreement (the "Vesting Period") as described in this Section
          5. Notwithstanding any other provision of this Agreement, unless Crays should remain in the continuous employ of Omni during the Vesting Period, then the Option shall be forfeited, and Crays' right to acquire Common Units under the Option shall be null and void except to the extent that such rights under the Option have vested as provided in this Section 5.

                    (a) If Crays ceases to be employed within the first year of the Vesting Period, none of his rights under the Option shall be vested, and he shall have no right to acquire Common Units of Omni;

                    (b) If Crays ceases to be employed within the second year of the Vesting Period (the period after the first anniversary but prior to the second anniversary of this Option Agreement), one-third of his rights under the Option shall be vested, and he shall have the right to acquire 172 Common Units of Omni;

                    (c) If Crays ceases to be employed within the third year of the Vesting Period (the period after the second anniversary but prior to the third anniversary of this Option Agreement), two-thirds of his rights under the Option shall be vested, and he shall have the right to acquire an additional 172 Common Units of Omni, for a total of 344 Common Units of Omni;

                    (d) If Crays remains in the continuous employ of the Company from the date of this Option Agreement through the end of the Vesting Period, all of his rights under the Option shall be vested, and he shall have the right to acquire an additional 172 Common Units of Omni, for a total of 516 Common Units of Omni.

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                    (e)  If Crays' employment is terminated during the Vesting
          Period (i) by Omni without Cause or (ii) by Crays for Good Reason, as the terms "Cause" and "Good Reason", as applicable, are defined in the Employment Agreement dated of even date herewith between Omni and Crays (the "Employment Agreement"), the Option shall become immediately exercisable in full for a period of one year after termination of employment, after which time period the Option shall terminate.

                    (f) If there is a change in control of Omni, as "Change in Control of the Company" is defined in the Employment Agreement, the Option shall become immediately exercisable in full for a period of one year after termination of employment, after which time period the Option shall terminate.

               6. RIGHTS RELATED TO OPTION. The Option constitutes the right to acquire Common Units of Omni, as such Common Units are more fully described in Omni's Operating Agreement, or any security, instrument, property, or amount of consideration into which Common Units of Omni may be exchanged by reason of any merger, consolidation, recapitalization, reorganization or other transaction. The Option does not currently constitute equity in Omni, and Crays shall not be entitled to vote with the members of Omni on matters on which the members are entitled to vote as a result of the grant of the Option until such time as the Option is exercised and Crays acquires Common Units.

               7. DUE AUTHORIZATION. The sale of Common Units of Omni pursuant to the exercise of this Option Agreement has been duly authorized by all necessary action of Omni. All members of Omni have consented to the issuance of any Common Units pursuant to the exercise of the Option, which consent shall be considered to be a consent for all purposes of Section 7 of the Omni Operating Agreement.

               8. RESTRICTION ON TRANSFERABILITY OF OPTION. The Option is not assignable. Crays shall not transfer, convey, sell, assign, dispose of, pledge or otherwise convey the Option or any rights thereunder other than transfers by will or the laws of descent and distribution. Any such attempted disposition shall cause an immediate cancellation of the Option and forfeiture of any and all rights to acquire Common Units under the Option.

               9. RESTRICTION ON TRANSFERABILITY OF COMMON UNITS. Both during and after the Vesting Period, the Common Units acquired as a result of exercise of the Option shall be subject to all transfer, admission and other restrictions and conditions contained in Omni's Operating Agreement. Any certificate representing Common Units shall bear a legend setting forth the restrictions on transfer contained in Omni's Operating Agreement. Crays shall not transfer, convey, sell, assign, dispose of, pledge or otherwise convey any Common Units acquired as a result of exercise of the Option except as provided in Omni's Operating Agreement. Any transferee of the Common Units shall agree to be bound by the terms and conditions of Omni's Operating Agreement. Any attempted disposition of the Common Units in contravention of this section shall be null and void.

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               10.  RESTRICTION ON TRANSFERABILITY RELATED TO SECURITIES LAW.
          Omni shall have the right to restrict any transfer of the Option or the Common Units acquired as a result of exercise of the Option during any such period as may be necessary or advisable to comply with the Securities Exchange Act of 1934, as amended. Neither the Option nor the Common Units acquired as a result of exercise of the Option have been nor will be registered under the Securities Act of 1933, and Crays shall not transfer, convey, sell, assign, dispose of, pledge or otherwise convey the Option or any Common Units acquired as a result of exercise of the Option unless (i) such Option or Common Units have been registered under the Act or (ii) an exemption from the registration provisions of the Act is applicable to Crays' proposed sale, assignment, pledge, disposition or transfer of such Option or Common Units.

               11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

               12. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof.

               13. APPLICABLE LAW. This Agreement shall be construed, interpreted and enforced under and in accordance with the internal laws of the State of Louisiana.

               14. ADDITIONAL ACTS. The parties hereto agree, one to the other, that they will each, at any time and from time to time upon the request of the other party, do, perform, execute, acknowledge and deliver all such acts, deeds, assignments, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required to consummate the transactions contemplated hereby.

               15. NO WAIVERS OR MODIFICATION. No waivers or modifications of any provisions of this Agreement shall be valid or binding unless in writing and executed by all of the parties hereto.

               16. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts and all counterparts shall be considered to be an original and enforceable as such.

               17. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements, warranties, representations and understandings, if any, relating to the option and may be amended or supplemented only by an instrument in writing executed by the party against whom the enforcement is sought.

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               IN WITNESS WHEREOF, Omni and Crays have executed this Option
          Agreement as of the day and year first above written.

                                   OMNI GEOPHYSICAL, L.L.C.



                                   By:/s/ Roger E. Thomas
                                      --------------------------------------
                                      Roger  E. Thomas, President



                                   /s/ David Crays
                                   -----------------------------------------
                                   David Crays




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